PHILLIPS-VAN HEUSEN CORPORATION

                1973 EMPLOYEES' STOCK OPTION PLAN

   (As Amended and Restated To and Including October 1, 1981)

                            Amendment

     The Phillips-Van Heusen Corporation 1973 Stock Option Plan (the "Plan") is hereby amended, effective as of April 29, 1997, as follows:
     FIRST: Section 18 of the Plan is hereby amended so that it shall read in its entirety as follows:
          18.  Change in Control.
          Notwithstanding any provision of Section 9 hereof to the contrary, in the event that a Change in Control shall occur, then, each Option theretofore granted to any Participant which shall not have expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For the purposes of this Section 18, a "Change in Control" shall be deemed to occur upon (i) the election of one or more individuals to the Board which election results in one-third of the directors of the Company for at least two years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years; (ii) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation; (iii) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years; or (iv) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors. For the purposes of this Section 18, (a) the term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person, (b) the term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity, and (c) when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person".

          In the event that a Change of Control shall occur, then, from and after the time of such event, neither the provisions of this Section 18 nor any of the rights of any Participant thereunder shall be modified or amended in any way.
     SECOND: Except as hereby expressly amended, the Plan shall remain in full force and effect.